FORM F-10
                              Exhibit Number 1.1
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                                                                   EXHIBIT 1.1



                           QUALIFICATION CERTIFICATE
                           -------------------------


TO:     Alberta Securities Commission

RE:     CP Ships Limited

     This certificate is delivered pursuant to National Instrument 44-101 to enable CP Ships Limited (the "Corporation") to file a short from prospectus to distribute senior notes. The Corporation is relying on section 2.3 of National Instrument 44-101 to qualify to file a short form prospectus. Capitalised terms used herein and not otherwise defined have the meanings ascribed thereto in National Instrument 44-101.

     The Corporation hereby certifies that:

1. as of the date hereof, the Corporation is a reporting issuer in each of the provinces and territories in Canada providing for the reporting issuer regime;

2.   the Corporation has a current AIF;

3. the aggregate market value of the Corporation's equity securities, listed and posted for trading on an exchange in Canada, is $300,000,000 or more on a date within 60 days before the date of the filing of the Corporation's preliminary short form prospectus; and

4. the Corporation has filed audited consolidated financial statements as at and for the year ended December 31, 2001, its most recently completed financial year.

     IN WITNESS WHEREOF the undersigned has signed this certificate this 17th day of September, 2002.

                                        CP SHIPS LIMITED

                                        By:  ____________________________
                                             Ian Webber
                                             Chief Financial Officer